UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

Apco Argentina Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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APCO ARGENTINA INC.
Care of M&C Corporate Services Limited, Post Office Box 309 GT, Ugland House, South Church Street,
George Town, Grand Cayman, Cayman Islands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held June 28, 2007

TO THE HOLDERS OF ORDINARY SHARES:

NOTICE IS HEREBY GIVEN that the annual general meeting of shareholders of Apco Argentina Inc. (the “Company”) will be held on June 28, 2007, at 9:00 a.m. local time, in the 26th Floor Video Conference Room at One Williams Center, Tulsa, Oklahoma 74172, for the following purposes:

(1) To re-elect two directors to the board of directors of the Company;

(2) To approve the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2007;

(3) To consider and if thought fit, approve a special resolution to increase the Company’s authorized share capital to U.S. $600,000 divided into 60,000,000 ordinary shares of U.S. $0.01 and amend the Company’s memorandum of association, as attached to the proxy statement accompanying this notice, to reflect such increase.

(4) Approve a special resolution to amend the Company’s articles of association, as attached to the proxy statement accompanying this notice, allowing dividends or distributions to be paid out of the profits of the Company, the Company’s share premium account, or as otherwise permitted by law;

(5) To consider and if thought fit, approve a special resolution, as attached to the proxy statement accompanying this notice, to amend the Company’s articles of association to provide for the issuance of uncertificated shares; and

(6) To consider and act upon such other matters as may properly come before the annual general meeting or any adjournment thereof.

The board of directors has fixed the close of business on May 18, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the annual general meeting or any adjournment thereof.

By order of the board of directors

Brian K. Shore,
Secretary

May   , 2007

IMPORTANT — YOUR PROXY IS ENCLOSED

Even if you intend to be present at the annual general meeting, please sign, date, and return the accompanying proxy promptly to the address indicated on such proxy so that your shares may be represented and voted at the meeting. A return envelope is enclosed for this purpose.

LEGAL NOTICE:  each holder of ordinary shares is entitled to attend and vote at the annual general meeting hereby called and to appoint any proxies (that need not also be members) to attend and vote in their stead.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE ANNUAL GENERAL MEETINGS OF SHAREHOLDERS	1
SOLICITATION AND REVOCATION OF PROXIES AND VOTING	1
PROPOSAL 1: ELECTION OF DIRECTORS	2
CORPORATE GOVERNANCE	5
EXECUTIVE COMPENSATION AND OTHER INFORMATION	9
Security Ownership of Certain Beneficial Owners and Management	10
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	13
REPORT OF THE AUDIT COMMITTEE	14
PROPOSAL 2: SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16
PROPOSAL 3: APPROVE AN INCREASE IN THE COMPANY’S AUTHORIZE SHARE CAPITAL AND AMEND THE COMPANY’S MEMORANDUM OF ASSOCIATION TO REFLECT SUCH INCREASE	17
PROPOSAL 4: APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF ASSOCIATION ALLOWING DIVIDENDS OR DISTRIBUTIONS TO BE PAID OUT OF THE PROFITS OF THE COMPANY, THE COMPANY’S SHARE PREMIUM ACCOUNT, OR AS OTHERWISE PERMITTED BY LAW	18
PROPOSAL 5: APPROVE AMENDMENTS TO THE COMPANY’S ARTICLES OF ASSOCIATION TO PROVIDE FOR THE ISSUANCE OF UNCERTIFICATED SHARES	18
COPIES OF ANNUAL REPORT ON FORM 10-K	19
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19
SHAREHOLDER PROPOSALS FOR 2008	19
OTHER MATTERS	20
APPENDIX A — AUDIT COMMITTEE CHARTER	A-1
APPENDIX B — NOMINATING COMMITTEE CHARTER	B-1
APPENDIX C — AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES	C-1
APPENDIX D — AMENDMENT TO THE MEMORANDUM OF ASSOCIATION OF APCO ARGENTINA INC.	D-1
APPENDIX E — AMENDMENT TO ARTICLES OF ASSOCIATION OF APCO ARGENTINA INC.	E-1
APPENDIX F — AMENDMENT TO ARTICLES OF ASSOCIATION OF APCO ARGENTINA INC.	F-1

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APCO ARGENTINA INC.
Care of M&C Corporate Services Limited, Post Office Box 309 GT, Ugland House, South Church Street,
George Town, Grand Cayman, Cayman Islands

PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF
SHAREHOLDERS
TO BE HELD JUNE 28, 2007

This proxy statement is furnished by Apco Argentina Inc. (the “Company”) in connection with the solicitation of proxies by the board of directors of the Company to be voted at the 2007 annual general meeting of shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual General Meeting of Shareholders and at any and all adjournments of said meeting. This Proxy Statement and accompanying proxy were first mailed to shareholders on or about June  , 2007.

SOLICITATION AND REVOCATION OF PROXIES AND VOTING

Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the annual general meeting or any adjournment thereof as specified therein by the person giving the proxy, but if no specification is made, the shares represented by proxy will be voted as recommended by the board of directors. Execution and return of the proxy will not in any way affect a shareholder’s right to attend the annual general meeting and to vote in person or to appoint any other person as his or its proxy. A shareholder submitting a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked prior to its exercise by delivering written notice of revocation to the secretary of the Company, by executing a later dated proxy, or by attending the meeting and voting in person.

The expenses of this proxy solicitation, including the cost of preparing and mailing the proxy statement and proxy, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of the Company’s ordinary shares. The Company expects to solicit proxies primarily by mail, but directors, officers, employees, and agents of the Company may also solicit proxies in person or by telephone or by other electronic means. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for which the Company expects to pay an estimated $2,000 in fees, plus expenses and disbursements.

The presence, in person or by proxy, of a majority of the outstanding ordinary shares entitled to vote at the annual general meeting shall constitute a quorum for the transaction of business. A quorum being present, all proposals to be voted on at the annual general meeting will be decided on a poll by a vote of the holders owning a majority of the ordinary shares unless the proposal relates to matters on which more than a majority vote is required under the Company’s memorandum of association, its articles of association, or the laws of the Cayman Islands, under whose laws the Company is incorporated. Approval by special resolution of the proposals to amend the Company’s articles of association, amend the Company’s memorandum of association, and increase the Company’s authorized share capital will require the affirmative vote by two-thirds of the ordinary shares present in person or by proxy and voting.

With respect to each matter to be voted upon, a shareholder may: (a) vote for the matter, (b) vote against the matter, or (c) abstain from voting on the matter.

A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in the broker’s name on certain matters in the absence of instructions from the beneficial owner of such stock. Such shares are considered present at the meeting when voted for other purposes and will count for purposes of determining the presence of a quorum. However, such nonvoted shares will not be included in the calculation of determining the outcome of any vote.

As a matter of policy, proxies and voting tabulations that identify individual shareholders are kept confidential. Such documents are only made available to those who process the proxy cards, tabulate the vote, and serve as inspectors of election and certain representatives of the Company responsible for the annual general meeting. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

Only holders of the Company’s ordinary shares of record at the close of business on May 18, 2007, will be entitled to receive notice of and to vote at the annual general meeting. The Company had 7,360,311 ordinary shares outstanding on the record date and each share is entitled to one vote.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s articles of association provide for a board of directors of not less than three and not more than nine persons. The articles of association also provide that at each annual general meeting of shareholders one-third of the directors, or if their number is not three or a multiple of three, then the number nearest one-third, shall retire from office. The directors to retire in every year are those who have been longest in office since their last election and retiring directors are eligible to be re-elected as directors. Between persons who become directors on the same day those to retire are determined by lot unless they otherwise agree among themselves as to who will retire. Directors appointed by the board of directors to fill a vacancy or as an addition to the existing directors hold office until the next following annual meeting of shareholders and are not taken into account in determining the directors who are to retire by rotation as described above. Messrs. Keith E. Bailey, Ralph A. Hill, and John H. Williams were last elected as directors at the annual general meeting of shareholders held in 2005. Messrs. Robert J. LaFortune and Rodney J. Sailor were last elected as directors at the annual general meeting of shareholders held in 2006. The number of directors constituting the total number of members is currently fixed at seven. The terms of Messrs. Bryan K. Guderian and Piero Ruffinengo will expire at the 2007 annual general meeting of shareholders.

Messrs. Bryan K. Guderian and Piero Ruffinengo have been nominated to be re-elected as directors at the annual general meeting. Messrs. Keith E. Bailey, Ralph A. Hill, Robert J. LaFortune, Rodney J. Sailor, and John H. Williams will continue to serve as directors in accordance with their prior election.

The persons named as proxies in the accompanying proxy, who have been designated by the board of directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Guderian and Ruffinengo. Should Messrs. Guderian and Ruffinengo become unable for any reason to stand for election as a director of the Company, the Company intends that the persons named in the proxy will vote for the election of such other person or persons as the board of directors may propose to replace such nominee. The Company knows of no reason why Messrs. Guderian and Ruffinengo will be unavailable or unable to serve.

Directors of the Company will be elected by an affirmative vote of a majority of the votes cast by holders of outstanding ordinary shares present in person or represented by proxy at the annual general meeting.

Nominees for Election to the Board of Directors

Bryan K. Guderian, age 47

Mr. Guderian has served as a director of the Company since April 2002. He has also served as vice president of the exploration and production unit of The Williams Companies, Inc. (“Williams”) since 1998 and as a director of Petrolera Entre Lomas S.A. since 2003.

Piero Ruffinengo, age 62

Mr. Ruffinengo has served as a director of the Company since April 2002. He was engaged in the private practice of law in Salt Lake City, Utah since 1984. He served the Company as a consultant from 1984 through 1999. Mr. Ruffinengo served as a director of Petrolera Entre Lomas S.A. during different periods, most recently during 2005.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RE-ELECTION OF EACH OF THE NOMINEES LISTED HEREIN FOR DIRECTOR.

Members of the Board of Directors Continuing in Office

Keith E. Bailey, age 65

Mr. Bailey has served as a director of the Company since May 2002. He has served as a director of Mark West Energy Partners, L.P. since January 2005, as a director of AEGIS Insurance Services Inc. since 2001, and as a director of Integrys Energy Group, Inc. since February 2007. Mr. Bailey served as a director of People’s Energy from 2005 to February 2007, when People’s Energy merged with Integrys Energy Group, Inc. He served as chairman of the board of directors and chief executive officer of Williams from 1994 to 2002, as president from 1992 to September 2001, and as executive vice president from 1986 to 1992. Mr. Bailey previously served as a director of the Company from 1987 to 1998 and as the Company’s chairman of the board from 1992 to 1996. He served as a director of Petrolera Entre Lomas S.A. from 1988 to 1999.

Ralph A. Hill, age 47

Mr. Hill has served as a director of the Company, chairman of the board of directors, and chief executive officer since 2002 and as senior vice president and general manager of several subsidiaries in the petroleum services and exploration and production units of Williams since 1998. He has also held various management positions with the Williams Energy Services business unit of Williams since 1993. Mr. Hill has served as a director of Petrolera Entre Lomas S.A. since April 2003.

Robert J. LaFortune, age 80

Mr. LaFortune has served as a director of the Company since 1998. He is self-employed and manages, evaluates, and analyzes personal investments. Mr. LaFortune is also a director of the Bank of Oklahoma Financial Corporation and serves on the credit and community reinvestment act committees of that company’s board of directors and formerly served on the audit committee. He is the former Mayor of the City of Tulsa and also served as a director of Williams from 1978 to 1999, including six years as chairman of the audit committee.

Rodney J. Sailor, age 48

Mr. Sailor has served as a director of the Company since September 2006. He has served as vice president and treasurer of Williams since 2005. Mr. Sailor served as assistant treasurer of Williams from 2001 to 2005 and was responsible for capital structuring and capital markets transactions, management of Williams’ liquidity position, and oversight of Williams’ balance sheet restructuring program. Mr. Sailor served as vice president of strategic international development and Latin America for the former telecommunications business unit of Williams from 1999 to 2001. Mr. Sailor held various positions at Williams involving international finance, corporate finance, strategic planning and development, and accounting from 1985 to 1999.

John H. Williams, age 88

Mr. Williams has served as a director of the Company since 1992. Mr. Williams is engaged in personal investments and has been for more than five years. He was chairman of the board and chief executive officer of Williams prior to retiring in 1978. Mr. Williams is a director of Unit Corporation and an honorary director of Willbros Group, Inc. and Williams. He formerly served as a director of Petrolera Entre Lomas S.A.

Identification and Business Experience of the Company’s Executive Officers

Executive officers of the Company are elected by the board of directors and hold office until relieved of such office by action of the board. Information about Mr. Hill, the Company’s chairman of the board and chief executive officer, appears above. A description of the Company’s other executive officers is set forth below.

Thomas Bueno, age 55

Mr. Bueno has served as president and chief operating officer of the Company since April 2002. He served as controller and chief accounting officer from 1991 to 2005. He served as a director of the Company from 1998 to April 2002 and as general manager from 1999 to 2003. Mr. Bueno has been employed by Williams since 1984 and has held various positions with the Company since 1985. He has served as a director of Petrolera Entre Lomas S.A. since 1991.

Landy L. Fullmer, age 54

Mr. Fullmer has served as the Company’s chief financial officer since 2003 and as chief accounting officer and controller of the Company since 2005. Since 1996, he has served as the director of accounting and controller for the exploration and production unit of Williams.

CORPORATE GOVERNANCE

Board Meetings

The board of directors held four meetings during 2006. No incumbent director attended fewer than 75 percent of the board and committee meetings held during a period of 2006 in which he was a director or committee member. Mr. John H. Williams presides over meetings at which only independent directors are present.

Director Attendance at Annual Meeting of Shareholders

It is the policy of the Company that members of the board of directors are expected to attend the annual general meeting, regular meetings of the board of directors, and regular meetings of the committees on which a director serves, in person, or telephonically when they are unable to attend in person. All seven of the then-current board members attended the 2006 annual general meeting.

Compensation of Directors

Directors who are employees of Williams or an affiliate of the Company or Williams receive no compensation for service on the Company’s board of directors. Each non-management director receives an annual retainer of $14,000 and an additional fee for attending board meetings of $1,000 per meeting. The annual retainer is paid in quarterly installments following the end of each calendar quarter and a non-management director is required to be a board member during a given calendar quarter in order to be eligible to receive a quarterly payment for that quarter. Additionally, each non-management director who serves on the audit committee or nominating committee receives a fee for attending each meeting of one of those committees of $1,000 per meeting. The chairmen of the audit committee and the nominating committee each receive a fee of $2,000 for each committee meeting that they attended. Effective July 1, 2007, the board of directors modified the compensation structure for non-management directors. Under the revised structure, each non-management director will receive a quarterly fee for service on the board of directors of $12,500. In addition, the chairmen of the audit committee and the nominating committee will each receive a quarterly fee of $2,500 and $1,250, respectively. Fees are paid in arrears following the end of each calendar quarter and a non-management director must be a board member during a given calendar quarter in order to be eligible to receive a quarterly payment for that quarter. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or committees thereof or otherwise by reason of their being a director.

The board of directors has determined that it is more appropriate for compensation decisions affecting the Company’s non-management directors to be made by all of the members of the board of directors. With respect to the board of director’s most recent review and modification of the compensation structure for non-management directors, the Company collected and analyzed competitive market data. Based on this data, the Company’s chief executive officer and president reviewed with the board of directors the current compensation structure for non-management directors and recommended changes to that structure.

For their service non-management directors received the following compensation in 2006:

	Fees Earned or	All Other
Name	Paid in Cash	Compensation	Total

Keith E. Bailey	$19,000	$0	$19,000
Robert J. LaFortune	$28,000	$0	$28,000
Piero Ruffinengo	$21,000	$0	$21,000
John H. Williams	$26,000	$0	$26,000

Board Committees

The board of directors has established a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 and a standing nominating committee. The following indicates committee membership as of May 18, 2007.

	Audit Committee	Nominating Committee

Keith E. Bailey
Robert J. LaFortune	•
Piero Ruffinengo
John H. Williams		•

• = Chairperson

 = Committee Member

The Company is a “controlled company” as defined by the rules of the Nasdaq Stock Market, Inc. (the “Nasdaq”) because a subsidiary of Williams owns approximately 69 percent of the Company’s ordinary shares. Therefore, the Company is not subject to the requirements of the Nasdaq that would otherwise require the Company to have (1) a majority of independent directors on the board, (2) a compensation committee composed solely of independent directors, (3) a nominating committee composed solely of independent directors, (4) compensation of the company’s executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (5) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. Notwithstanding the foregoing, the board of directors has established a nominating committee. The board of directors does not have a compensation committee or any other committees performing similar functions. Compensation decisions for the Company’s executive officers are made by Williams. Please read “Executive Compensation and Other Information — Compensation Discussion and Analysis” and “— Executive Compensation” below for more information. As previously mentioned, the board of directors has determined that it is more appropriate for compensation decisions affecting the Company’s directors who are not employees of Williams or the Company’s other affiliates to be made by all of the members of the board of directors.

Information about Committees

Audit Committee

The board of directors has determined that each member of the audit committee meets the independence and other qualification requirements of the rules of the Nasdaq and that Messrs. Bailey and LaFortune each qualify as an “audit committee financial expert” as defined by the rules of U.S. Securities and Exchange Commission. Biographical information for each of these persons is set forth above under the caption “Election of Directors — Members of the Board Continuing in Office.” The audit committee is governed by a written charter approved by the board of directors which is attached as Appendix A to this proxy statement. Please read “Certain Relationships and Related Transactions — Review, Approval or Ratification of Transactions with Related Persons,” “Report of the Audit Committee,” and “Selection of Independent Registered Public Accounting Firm — Principal Accountant Fees and Services” for more information about the audit committee. The audit committee held four meetings in 2006.

Nominating Committee

The nominating committee is governed by a written charter approved by the board of directors which is attached as Appendix B to this proxy statement. The nominating committee may identify candidates for director based on input from a number of sources, including members of the committee, other directors, shareholders, management, and third-party search firms. The qualifications of candidates for director are evaluated according to the criteria in the committee’s charter. While the nominating committee has the ability to consider candidates recommended by shareholders, it does not have a formal policy with respect to the submission or consideration of candidates recommended by such persons in light of the Company’s status as a controlled company under the rules of the Nasdaq. The nominating committee held one meeting in 2006.

Director Independence

The board of directors annually reviews the independence of directors and makes a determination that each director expected to be independent qualifies as an “independent director” as defined by the rules of the Nasdaq, including a determination that the director does not have a relationship, which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities as director. The board of directors has determined that each of

Messrs. Bailey, LaFortune, Ruffinengo, and Williams is an “independent director” under the current rules of the Nasdaq. The board of directors considered the fact that Williams reimbursed Mr. Bailey, prior to his appointment to the audit committee, an amount for fees in connection with the winding up of certain loans from Williams. The board of directors also considered the fact that Mr. Bailey serves as a director of Aegis Insurance Services Inc. (“Aegis”), which participates in the insurance coverage programs of Williams and certain of its affiliates, including the Company. The board of directors noted that, since the reimbursements were insignificant in amount, and because Mr. Bailey does not serve as an executive officer and is not a stockholder of Aegis, these relationships would not interfere with the exercise of independent judgment in carrying out responsibilities as a director. In addition, the board of directors has determined that each of these persons meets the heightened independence requirements of the Nasdaq for audit committee members. Although the board of directors does not require that members of the nominating committee be independent, the board of directors has determined that its current members are independent as defined by the rules of the Nasdaq. Messrs. Guderian, Hill, Sailor, and Randy Barnard (who left the board of directors in September 2006), as employees of Williams, are not independent directors under these standards.

Communications with Directors

Shareholders wishing to communicate with the board of directors, individually or as a group, may do so by sending written communications addressed to them at Apco Argentina Inc., One Williams Center, Suite 4700, Tulsa, Oklahoma 74172, Attn: Corporate Secretary. The board of directors has instructed the secretary to collect and distribute such communications as appropriate. Communications relating to accounting, internal accounting controls, or auditing matters will be referred to the Company’s ethics and compliance officer and handled in accordance with the procedures for the receipt, retention, and treatment of such complaints or concerns established by the audit committee. Such complaints and concerns may also be submitted in writing to the Company’s ethics and compliance officer, Apco Argentina Inc., One Williams Center, MD 37-2, Tulsa, Oklahoma 74172 or by calling (918) 573-1616. The board of directors has directed that communications that relate to ordinary business matters that are not within the scope of the board’s duties are to be forwarded to the appropriate executive and that solicitations, junk mail, and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any director who wishes to review them.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

The Company is managed by the employees of Williams and each of the Company’s executive officers are employees of Williams. Each of the Company’s executive officers is compensated directly by Williams rather than by the Company. All decisions as to the compensation of the Company’s executive officers are made by Williams. Therefore, the Company does not have any policies or programs relating to compensation of its executive officers and does not make any decisions relating to such compensation. A full discussion of the policies and programs of Williams is set forth in the proxy statement for Williams’ 2007 annual meeting of stockholders which is available on the SEC’s website at http://www.sec.gov and on Williams’ website at http://www.williams.com under the heading “Investors — SEC Filings.” Williams charges the Company, pursuant to an administrative services agreement, an annual flat fee for the services of Williams’ employees, other than Mr. Bueno, who dedicate a significant amount of time to the affairs of the Company. Williams also charges the Company, pursuant to the terms of the same agreement, a fee for Mr. Bueno’s services based on both his actual total compensation and an estimated percentage of his time that is dedicated to performing services for the Company. Please read “Certain Relationships and Related Transactions — Transactions with Related Persons — Administrative Services Agreement” for more information regarding this arrangement.

Executive Compensation

In 2006, the Company incurred an allocated charge of $119,732 for Mr. Bueno’s salary and $74,542 for his cash incentive bonus. In 2005, the Company incurred an allocated charge of $111,138 for Mr. Bueno’s salary and $60,198 for his cash incentive bonus. In 2004, the Company incurred an allocated charge of $103,865 for Mr. Bueno’s salary and $63,948 for his cash incentive bonus. Each year the Company also incurs a charge for Mr. Bueno’s benefits, including without limitation his pension and welfare benefits, which charge is equal to 33 percent of the aggregate allocated charge incurred by the Company for Mr. Bueno’s salary and cash incentive bonus in that year. This benefits charge was $39,907 in 2006, $36,676 in 2005, and $34,618 in 2004.

Further information regarding the compensation of our principal executive officer, Ralph A. Hill, who also serves as a senior vice president of Williams, is set forth in the proxy statement for Williams’ 2007 annual meeting of stockholders which is available on the SEC’s website at http://www.sec.gov and on Williams’ website at http:/www.williams.com under the heading “Investors — SEC Filings.” Further information regarding the portion of Mr. Hill’s compensation and that of Landy L. Fullmer, who serves as the Company’s chief financial officer, allocable to us may be found in this proxy statement under the heading “Certain Relationships and Related Transactions — Transactions with Related Persons — Administrative Services Agreement.”

Compensation Committee Interlocks and Insider Participation

The board of directors of the Company does not maintain a compensation committee. The executive officers of the Company during 2006 were employees of Williams and compensation decisions with respect to those individuals were determined by Williams.

Compensation Committee Report

The Company’s board of directors does not have a compensation committee. The board of directors has reviewed and discussed the Compensation Discussion and Analysis set forth above and based on this review and discussion has approved it for inclusion in this proxy statement.

The Board of Directors:
Keith E. Bailey, Bryan K. Guderian, Ralph A. Hill,
Robert J. LaFortune, Piero Ruffinengo,
Rodney J. Sailor, John H. Williams

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s ordinary shares that are owned, as of May 18, 2007, by:

•	each person known by the Company to be a beneficial owner of more than 5 percent of ordinary shares;

•	each director of the Company;

•	each of the named executive officers of the Company; and

•	all directors and executive officers of the Company as a group.

The amounts and percentage of securities beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them, subject to community property laws where applicable.

	Number of
	Ordinary Shares		Percent of
Name of Beneficial Owner	Beneficially Owned		Class

The Williams Companies, Inc.	5,075,398	(1)(2)	68.96%
Williams Global Energy (Cayman) Limited	5,075,398	(2)	68.96
Lehman Brothers Holdings Inc.	659,798	(3)	9.0
Brown Advisory Holdings Incorporated	435,535	(4)	5.9
Keith E. Bailey	—		*
Thomas Bueno	5		*
Landy L. Fullmer	—		*
Bryan K. Guderian	—		*
Ralph A. Hill	—		*
Robert J. LaFortune	5		*
Piero Ruffinengo	—		*
Rodney J. Sailor	—		*
John H. Williams	10		*
All directors and executive officers as a group (9 persons)	20		*

*	Less than one percent.

(1)	Includes 5,075,398 ordinary shares held of record by Williams Global Energy (Cayman) Limited.

(2)	Williams Global Energy (Cayman) Limited (“Williams Global Energy”) is an indirect wholly-owned subsidiary of Williams International Company, which is a direct wholly-owned subsidiary of The Williams Companies, Inc. (“Williams”). As a result, Williams may be deemed to be the beneficial owner of the shares held by Williams Global Energy under the rules and regulations of the SEC. The address of both of these companies is One Williams Center, Tulsa, Oklahoma 74172.

(3)	According to a Schedule 13G/A, filed by Lehman Brothers Holdings Inc. (“Holdings”) with the SEC on February 7, 2007, Holdings may be deemed the beneficial owner of 659,798 ordinary shares owned by Lehman Brothers Inc. (“LBI”). LBI, a broker dealer, is a wholly owned subsidiary of Holdings. The address of LBI and Holdings is 745 Seventh Avenue, New York, New York 10019.

(4)	According to a Schedule 13G filed by Brown Advisory Holdings Incorporated (“BAHI”) with the SEC on February 13, 2007, BAHI is a parent holding company of Brown Advisory Securities, LLC (“Brown LLC”), a broker dealer. Clients of Brown LLC own 435,535 ordinary shares of the Company and have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from, the sale of such securities.

The following table sets forth, as of May 18, 2007, the number of shares of common stock of Williams beneficially owned by each of the Company’s directors and executive officers at the end of the last fiscal year and by all such directors and executive officers as a group:

	Shares of Common
	Stock Owned	Shares Underlying
	Directly or	Options Exercisable		Percentage of
Name of Beneficial Owner	Indirectly(1)(2)	Within 60 Days(3)	Total	Class

Keith E. Bailey	31,848	381,243	413,091	*
Thomas Bueno	29,762	17,223	46,985	*
Landy L. Fullmer	19,460	43,047	62,507	*
Bryan K. Guderian	0	46,459	46,459	*
Ralph A. Hill	122,815	223,129	345,944	*
Robert J. LaFortune	57,937	0	57,937	*
Piero Ruffinengo	0	0	0	*
Rodney J. Sailor	24,250	54,465	78,715	*
John H. Williams	1,011,558	0	1,011,558	*
All directors and executive officers as a group (9 persons)	1,297,630	765,566	2,063,196	*

*	Less than one percent.

(1)	Includes shares held under the terms of incentive and investment plans as follows: Mr. Bueno, 9,955 shares in The Williams Companies Investment Plus Plan and 12,014 restricted stock units; Mr. Fullmer, 18,670 shares in The Williams Companies Investment Plus Plan and 440 restricted stock units; Mr. Hill, 26,191 shares in The Williams Companies Investment Plus Plan and 96,624 restricted stock units; and Mr. Sailor, 9,994 shares in The Williams Companies Investment Plus Plan and 14,256 restricted stock units. Restricted stock units, formerly referred to as deferred stock, includes both time-based and performance- based units and do not have voting or investment power. Shares held in The Williams Companies Investment Plus Plan have voting and investment power.

(2)	Includes 994,610 shares held in trust by Mr. Williams; 30,108 shares held in trust by Mr. Bailey and 1,740 shares held in trust by his spouse; and 55,346 shares held in trust by Mr. LaFortune.

(3)	The shares indicated represent stock options granted under Williams’ current or previous stock option plans, which are currently exercisable or which will become exercisable within 60 days of May 18, 2007. Shares subject to options cannot be voted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Administrative Services Agreement

Williams owns 69 percent of the Company’s ordinary shares. The Company incurred charges of $699,000, $597,000, and $843,000 in fiscal years 2006, 2005, and 2004, respectively, from Williams and its affiliates for management services, overhead allocation, general and administrative expenses (including the costs of compensating employees of Williams who allocate a portion of their time to managing the affairs of the Company), insurance, internal audit services, and purchases of materials and supplies. These charges were incurred by the Company pursuant to an administrative services agreement between the Company and Williams.

The Company is managed by employees of Williams and all of its executive officers, including Mr. Hill, the Company’s chairman of the board and chief executive officer, and Mr. Fullmer, the Company’s chief financial officer and chief accounting officer, are employees of Williams who are compensated directly by Williams rather than by the Company. Pursuant to the administrative services agreement, Williams charges the Company an executive support charge, which charge is incurred by the Company primarily for the time spent by employees of Williams, other than Mr. Bueno, in managing the affairs of the Company. In 2004, 2005, and 2006 the Company paid an annual aggregate charge of $100,000 for the services of these persons. In addition, Williams also charges the Company, pursuant to the terms of the same agreement, a fee for Mr. Bueno’s services based on both his actual total compensation and an estimated percentage of his time that is dedicated to performing services for the Company. Please read “Executive Compensation and Other Information — Executive Compensation” for further information regarding the amounts paid by the Company for Mr. Bueno’s services. The Company is also dependent upon Williams to cover certain other costs such as rent, reproduction, office supplies, computer support, etc for which it reimburses Williams.

Accounts payable to Williams and its affiliates outstanding at December 31, 2006, December 31, 2005, and December 31, 2004 pursuant to the administrative services agreement were approximately $308,000, $817,000, and $446,000 respectively.

Northwest Argentina Corporation

For convenience, the Company paid $375,000 on behalf of Northwest Argentina Corporation (“NWA”) in July 2006 for NWA’s share of the anticipated settlement of a lawsuit related to an oil and gas concession located in Argentina, in which NWA and the Company each own a 1.5 percent interest. NWA is a wholly owned subsidiary of Williams and Williams reimbursed the Company for the amount advanced.

The Company also regularly collects revenues and pays cash calls on behalf of NWA with respect to NWA’s interest in the concession described above and is reimbursed with cash distributions the Company receives from the concession on behalf of NWA. For the period from January 1, 2006 through March 31, 2007, $679,000 was the largest aggregate amount for which the Company was indebted to NWA as a result of these transactions. For the same period, $817,000 was the largest aggregate amount for which NWA was indebted to the Company. As of March 31, 2007, NWA was indebted to the Company for $531,000 thousand as a result of this arrangement.

Review, Approval or Ratification of Transactions with Related Persons

The charter of the audit committee of the Company’s board of directors provides that the committee will review, on an ongoing basis and approve all related party transactions required to be disclosed pursuant to Item 404(a) of the SEC’s Regulation S-K (“Related Party Transactions”). The audit committee’s charter further provides that (i) the committee consider whether a Related Party Transaction is bona fide in the best interest of the Company and (ii) the members of the committee reviewing and taking action on a Related Party Transaction observe any relevant and applicable provisions of the Company’s articles of association and exercise the powers vested in them for the purpose in which they were conferred and not for a collateral purpose.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The audit committee meets separately with management, internal auditors, and the independent auditors. The audit committee operates under a written charter approved by the board, a copy of which is attached to this proxy statement as Appendix A. The charter, among other things, provides that the audit committee has full authority to appoint and retain, oversee, evaluate and terminate when appropriate, the independent auditor. In this context, the audit committee:

•	reviewed and discussed the audited financial statements in the Company’s annual report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	reviewed with Ernst & Young LLP, the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards;

•	received the written disclosures and the letter required by standard No. 1 of the independence standards board (independence discussions with audit committees) provided to the audit committee by Ernst & Young LLP;

•	discussed with Ernst & Young LLP its independence from management and the Company and considered the compatibility of the provision of nonaudit services by the independent auditors with the auditors’ independence;

•	discussed with Ernst & Young LLP the matters required to be discussed by statement on auditing standards No. 61 (communications with audit committees);

•	discussed with the Company’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The audit committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•	based on the foregoing reviews and discussions, recommended to the board of directors (and the board has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2006, for filing with the SEC; and

•	recommended, subject to shareholder approval, the selection of Ernst & Young LLP to serve as the Company’s independent auditors.

This report has been furnished by the members of the audit committee of the board of directors:

•	Robert J. LaFortune, chairman
•	Keith E. Bailey
•	Piero Ruffinengo
•	John H. Williams

May 8, 2007

The report of the audit committee in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed, subject to shareholder approval, the firm of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for 2007. A representative of E&Y will be present at the annual general meeting and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided.

Principal Accountant Fees and Services

Fees for professional services provided by E&Y, the Company’s independent registered public accounting firm, for each of the last two fiscal years in each of the following categories are:

	2006	2005

Audit Fees:	$250,995	$231,364
Audit-Related Fees:	1,200	3,470
Tax Fees:	—	—
All Other Fees:	—	—

Total	$252,195	$234,834

Audit fees consisted of professional services for the audit of the Company’s financial statements, the audit of the Company’s assessment of internal controls over financial reporting, and review of financial statements included in quarterly reports on Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. Audit-related fees generally include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. More specifically, these services consisted principally of consultation concerning financial accounting and reporting standards.

The audit committee of the Company’s board of directors has established a policy regarding pre-approval of all audit and non-audit services provided by E&Y. On an ongoing basis, the Company’s management presents specific projects and categories of service to the audit committee for which advance approval is requested. The audit committee reviews those requests and advises management if the audit committee approves the engagement of E&Y. On a quarterly basis, management reports to the audit committee regarding the services rendered by, including the fees of, the independent accountant in the previous quarter and on a cumulative basis for the fiscal year. The audit committee may also delegate the ability to pre-approve permissible services, excluding services related to the Company’s internal control over financial reporting, to any two committee members, provided that any such pre-approvals are reported on at a subsequent audit committee meeting. In 2006, 100 percent of E&Y’s fees were pre-approved by the audit committee. The audit committee’s pre-approval policies and procedures with respect to services rendered by the independent registered public accounting firm are attached as Appendix C to this proxy statement.

Approval of this proposal requires an affirmative vote of a majority of the votes cast by holders of outstanding ordinary shares present in person or represented by proxy at the annual general meeting.

THE AUDIT COMMITTEE RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSAL TO APPOINT ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY IN 2007.

PROPOSAL 3

APPROVE AN INCREASE IN THE COMPANY’S AUTHORIZED SHARE CAPITAL AND AMEND THE COMPANY’S MEMORANDUM OF ASSOCIATION TO REFLECT SUCH INCREASE

Summary of Proposal

The Company’s authorized share capital is currently U.S. $150,000 divided into 15,000,000 shares of a nominal or par value of U.S. $0.01 cent each. The board of directors may wish to consider share splits effected in the form of share dividends or other issuances of shares for corporate purposes. In order to ensure that adequate authorized shares are available for such purposes, the board of directors unanimously adopted a resolution to submit to a vote of shareholders a special resolution to increase the Company’s share capital to U.S. $600,000 divided into 60,000,000 ordinary shares of a nominal or par value of U.S. $0.01 each and amend the Company’s memorandum of association to reflect such increase. A memorandum of association is similar to a certificate of incorporation of a corporation incorporated under state law in the United States. It is anticipated that a share split effected in the form of a share dividend would reduce the trading price of the Company’s ordinary shares, making them more affordable to investors, increase the trading volume of ordinary shares, and reduce the number of odd lot holders of the Company’s ordinary shares. Ordinary shares issued as a share dividend would have the same rights as the Company’s currently outstanding ordinary shares and there are no preemptive rights associated with the ordinary shares.

Approval of this proposal requires the affirmative vote by two-thirds of the ordinary shares present in person or by proxy and voting.

The proposed amendments to the Company’s memorandum of association are attached as Appendix D to this proxy statement. Shareholders are urged to read the amendments carefully and in their entirety. For convenience, Appendix D also includes the paragraph of the memorandum of association proposed to be amended marked to reflect the proposed amendments.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE AND ADOPT THE PROPOSAL TO INCREASE THE COMPANY’S AUTHORIZED SHARE CAPITAL AND APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY’S MEMORANDUM OF ASSOCIATION TO REFLECT SUCH INCREASE.

PROPOSAL 4

APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF ASSOCIATION
ALLOWING DIVIDENDS OR DISTRIBUTIONS TO BE PAID OUT OF THE PROFITS OF
THE COMPANY, THE COMPANY’S SHARE PREMIUM ACCOUNT, OR AS OTHERWISE PERMITTED BY LAW

Summary of Proposal

As previously discussed, the board of directors may wish to consider share splits effected in the form of share dividends. The Company’s current articles of association provide that no dividend shall be payable except out of the profits of the Company. However, the accepted treatment of a share split effected in the form of a share dividend under U.S. Generally Accepted Accounting Principals (“U.S. GAAP”) is a reclassification from paid-in-capital to ordinary capital in an amount equal to the par or nominal value ($0.01 in the case of the Company’s ordinary shares) multiplied by the number of shares issued in the dividend. To ensure consistent accounting treatment between U.S. GAAP and the Company’s articles of association, the board of directors unanimously adopted a resolution to submit to a vote of shareholders a special resolution to amend the Company’s articles of association to provide that dividends or distributions may be paid out of profit, the Company’s share premium account, or as otherwise permitted by law. A share premium account under Cayman law is similar to a paid-in-capital account under U.S. GAAP. Articles of association are similar to the by-laws of a corporation organized under state law in the United States.

Approval of this proposal requires the affirmative vote by two-thirds of the ordinary shares present in person or by proxy and voting.

The proposed amendments to the Company’s memorandum of association are attached as Appendix E to this proxy statement. Shareholders are urged to read the amendments carefully and in their entirety. For convenience, Appendix E also includes the paragraph of the articles of association proposed to be amended marked to reflect the proposed modifications.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE AND ADOPT THE PROPOSED AMENDMENT TO THE ARTICLES OF ASSOCIATION ALLOWING DIVIDENDS OR DISTRIBUTIONS TO BE PAID OUT OF THE PROFITS THE COMPANY, THE COMPANY’S SHARE PREMIUM ACCOUNT, OR AS OTHERWISE PERMITTED BY LAW.

PROPOSAL 5

APPROVE AMENDMENTS TO THE COMPANY’S ARTICLES OF ASSOCIATION
TO PROVIDE FOR THE ISSUANCE OF UNCERTIFICATED SHARES

Summary of Proposal

The Company’s ordinary shares are listed on the Nasdaq. In August 2006, the SEC approved amendments to the Nasdaq’s rules which require securities listed on the Nasdaq to be eligible for a

Direct Registration Program currently operated by The Depositary Trust Corporation by January 1, 2008. A Direct Registration Program permits an investor’s ownership of securities to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. Although the Company does not presently intend to eliminate physical share certificates, in order to be eligible for a Direct Registration Program as required by the Nasdaq, the board of directors of the Company unanimously adopted a resolution to submit to a vote of its shareholders a special resolution to amend its articles of association to provide for the issuance of uncertificated shares.

Approval of this proposal requires the affirmative vote by two-thirds of the ordinary shares present in person or by proxy and voting.

The proposed amendments to the Company’s memorandum of association are attached as Appendix F to this proxy statement. Shareholders are urged to read the amendments carefully and in their entirety. For convenience, Appendix F also includes the portions of the articles of association proposed to be amended marked to reflect the proposed modifications.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE AND ADOPT THE PROPOSED AMENDMENT TO TO THE ARTICLES OF ASSOCIATION TO PROVIDE FOR THE ISSUANCE OF UNCERTIFICATED SHARES.

COPIES OF ANNUAL REPORTS ON FORM 10-K

Upon the written request of a shareholder, the Company will provide without charge a copy of its annual report on Form 10-K. Such requests should be directed to the Corporate Secretary, Apco Argentina Inc., One Williams Center, Suite 4700, Tulsa, Oklahoma, 74172. A copy of the Company’s annual report, which includes a copy of the annual report on Form 10-K, accompanies this proxy statement. The annual report is not incorporated by reference into this proxy statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the Nasdaq reports of ownership of Company securities and changes in reported ownership. Officers, directors, and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2006 the Company’s officers, directors, and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

SHAREHOLDER PROPOSALS FOR 2008

Shareholder proposals intended for inclusion in the Company’s proxy statement for its 2008 annual general meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be directed to the Corporate Secretary, Apco Argentina Inc., One Williams Center, Suite 4700, Tulsa, Oklahoma, 74172 and must have been received by February 28, 2008. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, such proposals must be received by the Corporate Secretary at the above address by April 21, 2008.

OTHER MATTERS

The board of directors is not aware of any other matter that may come before the annual general meeting. Should any such matters arise, however, the persons named in the accompanying proxy intend to vote said proxy in accordance with their judgment on such matters in what they consider the best interests of the Company. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the meeting.

It is important that your shares be represented at the meeting regardless of the number of shares you hold. Whether or not you plan to attend, please sign, date, and return the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

By Order of the Board of Directors

Brian K. Shore
Secretary

May  , 2007

APPENDIX A

Apco Argentina Inc.
Audit Committee Charter
(as adopted on December 7, 2006)

1. Purpose.  The purpose of the Audit Committee (the “Audit Committee”) is to represent and provide assistance to the Board of Directors (the “Board”) of Apco Argentina Inc. (the “Company”) in its oversight of the Company’s accounting and financial reporting processes and audits of the financial statements. In addition, the Committee’s purpose includes (a) preparing the report of the Committee to be included in the Company’s annual proxy statement as required by the rules of the U.S. Securities and Exchange Commission (the “SEC”); and (b) appointing and retaining the firm of independent public accountants with respect to the audit of the books and accounts of the Company and its subsidiaries.

2. Membership.  The Committee shall be comprised of three or more directors as determined by the Board. Audit Committee members, including the Chairman of the Committee, shall be appointed by the Board on an annual basis and may be removed by the Board. Each member of the Committee shall meet the independence, financial literacy, and other qualification requirements of The Nasdaq Stock Market, Inc. (“NASDAQ”). In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

3. Meetings.  The Committee shall meet at least four times per year at such times and places and by such means as the Chairman shall determine. The Committee shall periodically meet separately with management and the independent auditors. The Committee shall report regularly about its activities to the Board. A majority of the members of the Committee shall constitute a quorum.

4. Duties and Responsibilities.  Among its duties and responsibilities, the Committee shall:

a. Directly appoint and retain, subject to shareholder ratification, oversee the work of, and terminate when appropriate, the firm of independent public accountants with respect to the audit of the books and accounts of the Company and its subsidiaries for each fiscal year and have sole authority to approve all audit fees and terms in connection with the engagement of the independent public auditors, which shall report directly to the Committee.

b. Approve in advance all audit and legally permitted non-audit services, with exceptions provided for de minimis amounts under certain circumstances as described by law, to be provided by the independent auditors and establish policies and procedures for the engagement of the independent auditors to provide audit and legally permitted non-audit services.

c. Review and discuss the written statement from the independent auditors concerning any relationship between the auditor and the Company or any other relationships that may adversely affect the independence of the auditors, and, based on such review, assess the independence of the auditors.

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d. At least annually, obtain and review a report by the independent auditors describing the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues.

e. Review with the independent auditors the scope of the audit and the results of the annual audit examination by the auditors, including any audit problems or difficulties and management’s response.

f. Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

g. Review and approve, if necessary, service level agreements for internal audit services and any changes thereto.

h. Review the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures through inquiry and discussions with the Company’s independent auditors, internal auditors, and management of the Company and review the adequacy and effectiveness of the Company’s disclosure controls.

i. Establish procedures for (i) the receipt, retention, treatment, processing, and resolution of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

j. Meet annually with legal counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company.

k. Direct preparation of and approve the Audit Committee Report required by the rules of the SEC to be included in the Company’s annual proxy statement.

l. Annually review and assess the adequacy of the Committee’s charter.

m. Review on an ongoing basis and approve all related party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404 (“Related Party Transactions”). The Committee shall consider whether a Related Party Transaction is bona fide in the best interest of the Company. In addition, the members of the Committee reviewing and taking action on a Related Party Transaction shall observe any relevant and applicable provisions of the Company’s Articles of Association and shall exercise the powers vested in them for the purpose in which they were conferred and not for a collateral purpose.

5. Outside Advisors.  The Committee shall have the authority to engage independent counsel and other advisors, as the Committee determines necessary to carry out its duties and shall receive appropriate funding, as determined by the Committee, from the Company for payment of any compensation to any such advisors.

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APPENDIX B

Apco Argentina Inc.
Nominating Committee Charter
(as adopted on June 30, 2004)

I. Purpose.  The purpose of the Nominating Committee (“Committee”) is to assist the Board of Directors (“Board”) of Apco Argentina Inc (“Company”) Board with the identification of individuals qualified to become members of the Board and recommend to the Board director candidates for election at the annual general meeting of shareholders.

II. Composition.  The Committee shall be comprised of three or more directors as determined by the Board. Committee members, including the chairman of the Committee, shall be appointed by the Board on an annual basis and may be removed by the Board.

III. Meetings.  The Committee shall meet as often as may be deemed necessary or appropriate by the Chairman and at such times and places and by such means as the Chairman shall determine and shall report regularly to the Board with respect to its activities. A majority of the members of the Committee shall constitute a quorum.

IV. Duties and Responsibilities.  Among its duties and responsibilities the Committee shall assist the Board with the identification of, and recommend to the Board, nominees to be submitted to the Company’s shareholders for election as directors at each annual general meeting of the shareholders and recommend to the Board the election of individuals to fill any vacancies occurring on the Board from time to time. Qualifications considered by the Committee in assessing director candidates include the following:

A. An understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government, and should be willing to maintain a committed relationship with the Company as a director;

B. A genuine interest in representing the shareholders and the interest of the Company overall;

C. A willingness and ability to spend the necessary time required to function effectively as a director;

D. An open-minded approach to matters and the resolve to independently analyze matters presented for consideration;

E. A reputation for honesty and integrity beyond question; and

F. Any other qualifications the Board or Committee deem relevant, including, but not limited to, requirements under law, regulation, or the Company’s Memorandum of Association and Articles of Association.

B-1

In addition, the Committee shall consider candidates in the context of the needs of the Board at the time and the Company’s status as a “controlled company” pursuant to the rules of the Nasdaq Stock Market, Inc.

The Committee shall also annually recommend to the Board persons to serve on committees of the Board.

V. Outside Advisors.  The Committee shall have the authority to engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties and shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors.

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APPENDIX C

APCO Annual and Specific Pre-approval Procedures to Engage Independent Accountant

I. Introduction:

Under the Sarbanes-Oxley Act of 2002 (“Act”), the Audit Committee of the Board of Directors is required to pre-approve the audit and permissible non-audit services performed by the independent accountants. The Company will not use its independent accountant for any of the services prohibited by the Act or the rules of the Securities and Commission (“SEC”) or Public Company Accounting Oversight Board (“PCAOB”). It is the intent of the Audit Committee to maintain this procedure in a manner consistent with SEC rules and PCAOB rules and other relevant criteria as they may change from time to time. This procedure may be updated from time to time based on changes in such criteria, or otherwise as determined in the reasonable judgment of the Audit Committee.

II. Procedures:

A. General:

All services provided by the independent accountant will be subject to pre-approval by the Audit Committee. Requests to use the Company’s independent accountant for audit or non-audit services, and the related fees, will be approved by the Audit Committee before the commencement of such services.

The Audit Committee generally pre-approves most of the Audit services for the fiscal year (regardless of the year in which such services are performed) as part of its annual process for approving the independent auditor’s engagement, but the Audit Committee will separately pre-approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. For all other services, the Audit Committee will pre-approve the performance of such services under this procedure. The Appendices to this procedure describe such services that have been pre-approved by the Audit Committee as of the date of this procedure and all other services must be separately pre-approved by the Audit Committee.

B. Requests for Pre-Approval:

Requests for pre-approvals of permissible services, whether subject to ad hoc pre-approval or annual pre-approval of the types of services described on Appendix A, must (1) be accompanied by appropriate details (see template in Appendix B) of the particular services provided, (2) inform the Audit Committee about each service and (3) not result in the delegation of the Audit Committee’s authority with respect to pre-approvals to management. Monetary limits cannot be the only basis for approval as they do not meet criteria (1) and (2) above. Details referenced in (1) above must provide sufficient information to enable the Audit Committee to make a well-reasoned assessment of the impact of the service on the accountant’s independence.

For pre-approval requests relating to permissible tax services, the support for such services must be in written form and describe the: scope of the service; fee structure; any side letter or other amendment to the engagement letter; any compensation or similar arrangement between the independent accountants and any 3rd party promoting, marketing or recommending the transaction covered by the service.

Requests for services will be submitted to the General Auditor for consideration by the Audit Committee.

C. Term and Fees:

The term of approvals, including for services set forth on the Appendices, is 12 months from the date of approval, unless the Audit Committee specifies a different period. Audit Committee approval will include fee levels for each approved service, including as set forth on Appendix A, and, to the extent a particular service exceeds its corresponding fee level, any additional fees related to an approved service will require separate approval by the Audit Committee. For purposes of the preceding sentence, in the event the independent auditor becomes aware that the corresponding fee level for a particular service is reasonably expected to exceed established amounts by the lesser of 25% or $15,000, the independent auditor shall advise the Audit Committee and the additional fees shall be promptly submitted to the Audit Committee for approval. For all other additional fees in excess of an approved fee level, the Audit Committee may approve such additional fees after the performance of the corresponding service and prior to payment of the invoice for such services.

D. Delegation:

The Audit Committee hereby delegates pre-approval authority, such that any two of its members may pre-approve permissible services. Members who exercise this authority shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. However, where the service proposed by the independent accountant relates to the Company’s internal control over financial reporting, the full Audit Committee must specifically consider, in advance, each proposed service and evaluate whether provision of that service would impair the accountant’s independence. Moreover, the full Audit Committee must specifically approve, in advance, any proposed change in nature, scope or extent of the internal control-related service. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent accountant to management.

E. Monitoring and Reporting:

The Audit Committee will be informed on a quarterly basis of the services rendered by, including the fees of, the independent accountant in the previous quarter and on a cumulative basis for the fiscal year.

Effective Date and Term:  Procedures are in effect as of date approved by the Audit Committee.

Appendix A

Annual Approval — Audit Services for Fiscal Year 200X

Audit Services consist of (1) the “annual Audit services engagement” and (2) “other Audit services”, which are those services that only the independent accountant reasonably can provide.

The Audit Committee annually approves the terms and fees for the annual Audit services engagement and, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

Other Audit services may be pre-approved annually, if known, or may be specifically approved on an as-needed basis.

Dated:          , 200X

Service	Range of Fees

Statutory audits or financial audits for subsidiaries or affiliates of the Company
Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services)

Annual Approval — Audit-Related Services for Fiscal Year 200X

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are traditionally performed by the independent accountant.

Dated:          , 200X

Service	Range of Fees

Due diligence services pertaining to potential business acquisitions/dispositions
Financial statement audits of employee benefit plans
Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters
Internal control reviews and assistance with internal control reporting requirements*
Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services)

Access to EY’s Accounting Literature electronic tool
Attest services not required by statute or regulation

*	The full Audit Committee must specifically consider, in advance, each proposed service to the Company’s relating to internal control over financial reporting and evaluate whether provision of that service would impair the accountant’s independence. Moreover, the full Audit Committee must specifically approve, in advance, any proposed change in nature, scope or extent of the internal control-related service.

Annual Approval — Tax Services for Fiscal Year 200X

All Tax services involving large and complex transactions must be separately pre-approved by the Audit Committee.

It is prohibited to retain the independent accountant in connection with marketing, planning or opining in favor of the tax treatment of a transaction that is a Confidential Transaction; or an Aggressive Tax Position Transaction, that is, was initially recommended, directly or indirectly, by the independent accountant and a significant purpose of which may be tax avoidance, unless the proposed tax treatment is at least more likely than not to be allowable under applicable tax laws.

The independent accountant shall not be retained to provide any tax services for a person with oversight responsibility over any material component of the Company’s financial statements, except services for persons newly acquiring oversight responsibility and where the services were in process before the employment change and will be completed within 180 days. Tax services for members of the Board of Directors are not prohibited.

Dated:          , 200X

Service	Range of Fees

U.S. federal, state and local tax planning and advice*
U.S. federal, state and local tax compliance*
International tax planning and advice*
International tax compliance*
Review of federal, state, local and international income, franchise, and other tax returns*
Licensing [or purchase] of income tax preparation software* from the independent accountant, provided the functionality is limited** to preparation of tax returns

*	Excludes persons with financial reporting oversight responsibilities.

**	If the software performs additional functions, each function must be evaluated separately for its potential impact on the accountant’s independence.

Annual Approval — Other Services for Fiscal Year 200X

Other permissible non-audit services, not included in classes discussed above, and set forth in the table below are pre-approved.

Dated:          , 200X

Service	Range of Fees

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client*

•	Financial information systems design and implementation*

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports*

•	Actuarial services*

•	Internal audit outsourcing services*

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

In addition, services or products provided under a contingent fee or commission, received directly or indirectly, are prohibited.

*	Provision of these non-audit services is permitted if it is reasonable to conclude that the results of these services will not be subject to audit procedures. Materiality is not an appropriate basis upon which to overcome the rebuttable presumption that prohibited services will be subject to audit procedures because determining materiality is itself a matter of audit judgment.

Appendix B
Engagement of Independent Accountant

Specific Pre-approval Form

Date of Request
Requestor
Type of request:	__New engagement
__Change in scope
__Increase in fee (approval required in accordance with Section II.C)
Business/functional Unit Service to be performed	Choose one:
__Audit
__Audit-related
__Tax services
__Other
Term
Estimated cost
Describe engagement
Is this a prohibited service?	__Yes
(see below)	__No
Does this engagement impair	__Yes
the independence of the IA?	__No
Decision	__Approved
__Denied
Decision-makers (requires 2)	1. ____________
2. ____________
Decision relayed to BU/Function	On______________
By______________

Prohibited Services:

•	Bookkeeping or other services related to the accounting records or financial statements subject to audit

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing

•	Management function

•	Human resources

•	Broker-dealer, investment advisor or investment banking services

•	Legal services

•	Expert services unrelated to the audit

In addition, services or products provided under a contingent fee or commission, received directly or indirectly, are prohibited.

*	Provision of these non-audit services is permitted if it is reasonable to conclude that the results of these services will not be subject to audit procedures. Materiality is not an appropriate basis upon which to overcome the rebuttable presumption that prohibited services will be subject to audit procedures because determining materiality is itself a matter of audit judgment.

Date: Approved 11/7/06

APPENDIX D

AMENDMENT TO THE MEMORANDUM OF ASSOCIATION OF
APCO ARGENTINA INC.

1. By special resolution, paragraph 7 of the memorandum of association of the Company be and hereby is deleted in its entirety and replaced with the following:

“7. The share capital of the Company is U.S. $600,000 divided into 60,000,000 shares of a nominal or par value of U.S. $0.01 cent each with power for the Company insofar as is permitted by law, to redeem and/or purchase any of its shares and to increase or reduce the said share capital subject to the provisions of the Companies Law (Cap.22) and the Articles of Association and to issue any part of its capital, whether original, redeemed, purchased or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.”

Paragraph 7 of the Memorandum of Association of the Company Marked to Show Proposed Amendments

7. The share capital of the Company is ~~US$150,000.00~~ U.S. $600,000 divided into ~~15,000,000~~ 60,000,000 shares of a nominal or par value of US $0.01 cent each with power for the Company insofar as is permitted by law, to redeem and/or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (Cap.22) and the Articles of Association and to issue any part of its capital, whether original, redeemed, purchased or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

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APPENDIX E

AMENDMENT TO ARTICLES OF ASSOCIATION OF APCO ARGENTINA INC.

1. By special resolution, Article 105 of the articles of association of the Company be and hereby is hereby deleted in its entirety and replaced with the following:

“105. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.”

Article 105 of the Memorandum of Association of the Company Marked to Show Proposed Amendments

“105. No dividend or distribution shall be ~~payable~~ paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.”

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APPENDIX F

AMENDMENT TO ARTICLES OF ASSOCIATION OF APCO ARGENTINA INC.

1. By special resolution, Article 4 of the articles of association of the Company be and hereby is deleted and replaced in its entirety with the following:

“4. A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.”

2. By special resolution, Article 5 of the articles of association of the Company be and hereby is deleted in its entirety and replaced with the following:

“5. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.”

3. By special resolution, Article 7(a) of the articles of association of the Company be and hereby is deleted in its entirety and replaced with the following:

“7. (a) The Company shall maintain a register of its members. If the Directors resolve that share certificates shall be issued, every person whose name is entered as a member in the register of members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions for issue shall provide) one share certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such lesser sum as the Directors shall from time to time determine. Every certificate shall specify the shares to which it relates. The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.”

Articles 4, 5, and 7(a) of the Articles of Association of the Company Marked to Show the Proposed Amendments

4. A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates representing shares, if any, ~~of the Company~~ shall be in such form as ~~shall be determined by~~ the Directors may determine.~~Such~~ Share certificates shall be signed ~~(i)~~ by one or more ~~a~~ Directors ~~and counter- signed by the Secretary or another Director, or (ii) by such~~ other

F-1

~~persons and in such other manner, with or without the affixing of the Seal, as the Directors may from time to time approve.~~ person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they represent. ~~The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the share transfer books of the Company.~~ All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing ~~for~~ a like number of relevant shares shall have been surrendered and cancelled.

5. ~~Notwithstanding Article 4 of these Articles,~~ If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on on such terms (if any) as to evidence and indemnity and on ~~payment of a fee of one dollar (US $1.00) or such less sum and on such terms (if any) as to evidence and indemnity and~~ the payment of~~the~~ such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

7. (a) The Company shall maintain a register of its members. If the Directors resolve that share certificates shall be issued, ~~and~~ every person whose name is entered as a member in the register of members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US $0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine. Every certificate shall specify the shares to which it relates ~~and the amount paid up thereon. Provided that in respect of a share or shares held jointly by several persons.~~ The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate ~~for a share~~ to one~~of the several~~ joint holders shall be a sufficient delivery to all ~~such holders~~ of them.

F-2

☐	▼ DETACH PROXY CARD HERE ▼

SIGN, DATE AND RETURN THE
PROXY CARD PROMPTLY	☒
USING THE ENCLOSED	Votes must be indicated
ENVELOPE.	(x) in Black or Blue ink.

1.	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF NOMINEES LISTED BELOW.

		FOR	AGAINST	ABSTAIN
1a.	Bryan K. Guderian	☐	☐	☐

1b.	Piero Ruffinengo	☐	☐	☐

THE AUDIT COMMITTEE RECOMMENDS A VOTE FOR PROPOSAL 2.

					FOR	AGAINST	ABSTAIN

2.	Approve the selection of Ernst & Young LLP as independent registered public accounting firm for 2007.				☐	☐	☐

é

û

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 3, 4 AND 5.

		FOR	AGAINST	ABSTAIN

3.	Approve increase in Apco Argentina Inc’s share capital to U.S. $600,000 divided into 60,000,000 ordinary shares of U.S. $0.01 and approve and adopt an amendment to Apco Argentina Inc.’s memorandum of association to reflect such increase.	☐	☐	☐

4.	Approve and adopt an amendment to Apco Argentina Inc.’s articles of association allowing dividends or distributions to be paid out of the profits of the company, the company’s share premium account, or as otherwise permitted by law.	☐	☐	☐

5.	Approve and adopt an amendment to Apco Argentina Inc.’s articles of association to provide for the issuance of uncertificated shares.	☐	☐	☐
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

SCAN LINE

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date Share Owner sign here	Co-Owner sign here

APCO ARGENTINA INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS — JUNE 28, 2007
     The undersigned shareholder of Apco Argentina Inc. hereby appoints THOMAS BUENO, RALPH A. HILL, and WILLIAM H. GAULT jointly and severally with full power of substitution, as proxies to represent and vote all of the ordinary shares the undersigned is entitled to vote at the annual general meeting of shareholders of Apco Argentina Inc. to be held on June 28, 2007, and at any and all adjournments thereof, on all matters coming before said meeting.
(Change of Address)

(If you have written in the above space, please mark the corresponding box on the bottom of this card.)
     You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the board of directors’ and audit committee’s recommendations. The proxy cannot be voted unless you sign, date, and return this card.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5, AND, IN THE DISCRETION OF THE PROXY HOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT THEREOF.

To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐
APCO ARGENTINA INC.
P.O. BOX 11273
NEW YORK, N.Y. 10203-0273
Comments

(Continued and to be dated on reverse side)